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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

                    OCCUPATIONAL HEALTH + REHABILITATION INC
             (Exact name of registrant as specified in its charter)


            Delaware                 0-21428                  13-3464527
 (State or other jurisdiction      (Commission              (IRS Employer
       of incorporation)           File Number)           Identification No.)


      175 Derby Street, Suite 36,  Hingham, Massachusetts         02043-5048
           (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (781) 741-5175


________________________________________________________________________________
          (Former name or former address, if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 24, 2003, Occupational Health + Rehabilitation Inc (the "Company") repurchased all of its outstanding Preferred Stock, namely 1,416,667 shares, for
(i) $2,700,000 in cash at closing, (ii) subordinated promissory notes (the "Notes") in the aggregate principal amount of $2,700,000 and (iii) 1,608,247 shares of the Company's common stock. The Notes bore interest at 8.00% and were payable in three equal principal installments, together with interest accrued thereon, 12, 15, and 18 months after the date of issuance. In the event a principal payment is not made when due, the interest rate on the unpaid principal and interest amount increases to 15.00% until the default is cured. A default under the Notes permits the Note holders to accelerate payment of all unpaid principal and interest. However, under the CapitalSource Credit Line (described below), no amounts can be paid to the Note holders if CapitalSource objects.

     On December 15, 2003, the Company entered into an agreement with a subsidiary of CapitalSource Inc. ("CapitalSource"), a publicly traded asset-based lender, for a new three-year revolving line of credit (the "CapitalSource Credit Line") of up to $7,250,000.

     In January 2005, the Company determined that, due primarily to a deterioration in the days sales outstanding in its accounts receivable and a consequent reduction in liquidity, it should conserve its cash and not pay the balance outstanding on the Notes. Accordingly, effective on March 7, 2005, the Note holders, holding at least two-thirds in interest of the Notes, agreed in writing to extend their original agreement dated March 24, 2004 to not pursue any remedies related to the failure to pay the Notes when due from March 31, 2005 to December 31, 2005, which forbearance constituted an amendment to the Notes. Except for Strategic Associates L.P.,Venrock Associates and Venrock Associates II, L.P., the Note holders so agreeing are each a holder of at least 5% of the Company's outstanding common stock.

     In addition, effective March 7, 2005, the Company obtained from CapitalSource an extension of its waiver through December 31, 2005, which waives the cross default that would occur from failure to make timely payment of the Notes.

     Edward L. Cahill and Donald W. Hughes, directors of the Company, are General Partners of Cahill, Warnock Strategic Partners, L.P., the General Partner of each of Cahill, Warnock Strategic Partners Fund, L.P. and of Strategic Associates, L.P. both of which entities are Note holders.

     The General Partners of Venrock Associates and of Venrock Associates II, L.P. share voting and investment power with respect to the shares held by Venrock Associates and by Venrock Associates II, L.P. which, combined, are holders of at least 5% of the Company's outstanding common stock.

     Kevin J. Dougherty, a director of the Company, is a General Partner of FH&Co. III, L.P., the General Partner of The Venture Capital Fund of New England III, L.P., a Noteholder.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

       (c) Exhibits.

 4.02(c) Waiver dated as of March 7, 2005 under the Amended and Restated Revolving Credit and Security Agreement dated December 15, 2003 by and between the Company, CM Occupational Health, Limited Liability Company and OHR-SSM, LLC and CapitalSource Finance, LLC.


10.02(f) Forbearance dated as of March 7, 2005 by certain holders of Promissory Notes







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       OCCUPATIONAL HEALTH + REHABILITATION INC
                                       ----------------------------------------
                                                     (Registrant)


Date: March 18, 2005                   By: /s/ John C. Garbarino
                                           -------------------------------------
                                           John C. Garbarino
                                           President and Chief Executive Officer






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                                  EXHIBIT INDEX


Exhibit No.                            Description
----------                             -----------

  4.02(c) Waiver dated as of March 7, 2005 under the Amended and Restated Revolving Credit and Security Agreement dated December 15, 2003 by and between the Company, CM Occupational Health, Limited Liability Company and OHR-SSM, LLC and CapitalSource Finance, LLC.


 10.02(f) Forbearance dated as of March 7, 2005 by certain holders of Promissory Notes.